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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


We consent to the inclusion in the filing of Chateau Communities, Inc. on Form 8-K/A and incorporated by reference in (i) the Registration Statement of Chateau Communities, Inc. and CP Limited Partnership on Form S-3 (File Nos. 333-4544, 333-4544-01 and 333-43981, 333-43981-01), (ii) the registration statement of
Chateau Communities, Inc. on Form S-3 (File Nos. 333-36323 and 333-28703) and
(iii) the registration statement of Chateau Communities, Inc. on Form S-8 (File Nos. 333-28583 and 33-84616) of our reports, dated April 22, 1998 and May 8, 1998, on our audits of the combined historical summary of revenues and direct operating expenses of Sherwood, Oak Ridge Estates, Forest Creek, Three Oaks, Highlands, and FountainVue for the year ended December 31, 1997 and the combined statement of revenues and certain expenses of Arbor Village, Canterbury, Huron, Sun Valley, Millbrook, Pinewood, Springbrook, Swan Creek, Yankee Springs, Autumn Forest, and Wood Lake for the year ended December 31, 1997, respectively.

/s/ Coopers & Lybrand L.L.P.

Denver, Colorado
June 30, 1998